                                  Exhibit 11
                Statement re: computation of per share earnings

                            Annie's Homegrown, Inc.
                   Computation of Earnings Per Common Share
                      (in 000s except for per share data)
                     Three months ended September 30, 1997


Basic Computation
-----------------

     Net income per statement of operations             $   36
                                                        ======

     Weighted average number of common
      shares outstanding                                 4,298
                                                        ======

     Basic income per common share                      $  .01
                                                        ======


Diluted Computation
-------------------

     Net income per statement of operations             $   36
                                                        ======

     Weighted average number of common
      shares outstanding                                 4,298
                                                        ======

     Stock options                                         733
                                                        ======

     Weighted average number of common
      shares as adjusted                                 5,031
                                                        ======

     Diluted income per common share                    $  .01
                                                        ======

                            Annie's Homegrown, Inc.
             Computation of Earnings Per Common Share (Continued)
                      (in 000s except for per share data)
                     Three months ended September 30, 1998



Basic Computation
-----------------

     Net loss per statement of operations               $ (216)
                                                        ======

     Weighted average number of common
      shares outstanding                                 4,548
                                                        ======

     Basic loss per common share                        $ (.05)
                                                        ======



Diluted Computation
-------------------

     Net loss per statement of operations               $ (216)

     Weighted average number of common
      shares outstanding                                 4,548
                                                        ======

     Stock options                                         249
                                                        ======

     Weighted average number of common
      shares as adjusted                                 4,797
                                                        ======



     Diluted loss per common share                      $ (.05)
                                                        ======

                            Annie's Homegrown, Inc.
                   Computation of Earnings Per Common Share
                      (in 000s except for per share data)
                      Six months ended September 30, 1997



Basic Computation
-----------------

     Net loss per statement of operations               $ (134)
                                                        ======

     Weighted average number of common
      shares outstanding                                 4,278
                                                        ======

     Basic loss per common share                        $ (.03)
                                                        ======


Diluted Computation
-------------------

     Net loss per statement of operations               $ (134)
                                                        ======

     Weighted average number of common
      shares outstanding                                 4,278
                                                        ======

     Stock options                                         733
                                                        ======

     Weighted average number of common
      shares as adjusted                                 5,011
                                                        ======


     Diluted loss per common share                      $ (.03)
                                                        ======

                            Annie's Homegrown, Inc.
             Computation of Earnings Per Common Share (Continued)
                      (in 000s except for per share data)
                      Six months ended September 30, 1998



Basic Computation
-----------------

     Net loss per statement of operations               $ (457)
                                                        ======

     Weighted average number of common
      shares outstanding                                 4,548
                                                        ======

     Basic loss per common share                        $ (.10)
                                                        ======

Diluted Computation
-------------------

     Net loss per statement of operations               $ (457)

     Weighted average number of common
      shares outstanding                                 4,548
                                                        ======

     Stock options                                         249
                                                        ======

     Weighted average number of common
      shares as adjusted                                 4,797
                                                        ======

     Diluted loss per common share                      $ (.10)
                                                        ======